EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the 1997 Stock Option Plan and the 2000 Employee Stock Purchase Plan of Cepheid our report dated February 2, 2001 with respect to the consolidated financial statements of Cepheid included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed, with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Palo Alto, California
July 23, 2001